EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71073) of IKON Receivables Funding, LLC of our report dated December 2, 2002 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 26, 2002